EXHIBIT 10.11
Form of Replacement Call Note
SUBORDINATED PROMISSORY NOTE

$1,000,000.00	November 15, 2007
For value received and intending to be legally bound, Casie Ecology Oil Salvage, Inc., a New Jersey corporation, MidAtlantic Recycling Technologies, Inc., a Delaware corporation, and Rezultz, Incorporated, a New Jersey corporation (collectively, “Maker”), hereby jointly and severally promise to pay, to the order of Gregory W. Call (“Payee”), the principal sum of One Million Dollars ($1,000,000) lawful money of the United States of America, in accordance with the terms and conditions set forth below, together with interest from and after the date hereof on the outstanding principal balance at a rate per annum of six and seventy seven one hundredths percent (6.77%) (the “Interest Rate”).
Interest hereunder shall be computed on the basis of actual days elapsed over the period of a 360-day year.
From the date hereof until December 31, 2009, interest shall accrue hereunder at the Interest Rate and shall accrete to and thereby increase and become a part of the principal amount of this Note (hereinafter the “Accreted Principal Balance”).
Commencing on January 1, 2010, the Accreted Principal Balance of this Note, shall accrue interest at the Interest Rate and such interest on the Accreted Principal Balance, will be paid monthly, in arrears until all obligations under this Note have been fully paid, satisfied and discharged.
The Accreted Principal Balance of this Note shall be paid as follows: (i) Three Hundred Thirty Three Thousand Dollars ($333,000) shall be due and payable on December 31, 2009, and (ii) the remaining Accreted Principal Balance shall be due and payable on December 31, 2010, together with any accrued unpaid interest as of such date.
Maker shall have the right to prepay this Note in whole or in part at any time without premium or penalty.
Each of the following events (each, an “Event of Default”) shall constitute an event of default hereunder: (a) Maker shall fail to perform any of the terms of this Note; or (b) the filing of a petition in bankruptcy by or against Maker which is not discharged within sixty (60) days.
Upon the occurrence of an Event of Default, the entire unpaid principal balance of this Note shall, at the option of Payee, become due and payable immediately and payment of the same may be enforced and recovered in whole or in part.
Maker hereby waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.
Notwithstanding anything to the contrary set forth herein, Payee hereby agrees that all payments on account of the principal and interest indebtedness under this Note (i) are subject to the right of setoff by Maker under that certain Stock Purchase Agreement entered into among Maker and Payee on February 13, 2007, as amended, and (ii) shall be subordinate and subject in right of payment and priority to the Senior Indebtedness. As used herein, “Senior Indebtedness” shall mean any indebtedness, liabilities and other obligations of Pure Earth, Inc., Maker and their respective subsidiaries (whether as primary obligor or as guarantor) to any person with respect to any working capital, revolving credit or other line of credit facility, any term loan facility, or any other extension of credit by a bank, insurance company or other financial institution engaged in the business of lending money (collectively, “Financial Institutions”). The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined. In furtherance of the foregoing, Payee hereby agrees to execute and deliver such subordination agreements as may be requested by Maker or its Financial Institutions from time to time.

If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.
This Note may not be assigned or pledged by either Maker or Payee.
This Note shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.
IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

MIDATLANTIC RECYCLING TECHNOLOGIES, INC.

By:	/s/ Brent Kopenhaver Brent Kopenhaver, Treasurer

CASIE ECOLOGY OIL SALVAGE, INC.

By:	/s/ Brent Kopenhaver

Brent Kopenhaver, Treasurer

REZULTZ, INCORPORATED

By:	/s/ Brent Kopenhaver

Brent Kopenhaver, Treasurer

AGREED AND ACCEPTED:

/s/ Gregory W. Call

Gregory W. Call